EXHIBIT (23)




                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Clark Equipment Company Registration Statements on Form S-3 (No. 33-60062) and Form S-8 (Nos. 33-44275, 33-36188, 33-
28226, 33-13081, 2-99369, 2-77136, 2-67529, 2-61096, 2-53948, 2-39610,
2-24730, 2-17758 and 2-16146) of our report appearing on page 33 of this Form 8-K, which report is dated February 14, 1994, except as to the Subsequent Events Note appearing on page 30, which is dated as of May 13, 1994.


/s/ Price Waterhouse


Price Waterhouse

South Bend, Indiana
September 13, 1994































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